                                                                     EXHIBIT 8.1



                       [LETTERHEAD OF SHEARMAN & STERLING]

                                January 3, 2000


To the Board of Directors of
ST Assembly Test Services Ltd



Ladies & Gentlemen:


     We are acting as special U.S. counsel for ST Assembly Test Services Ltd (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form F-1, Registration No. 333-93661, relating to the issue of up to 172,500,000 ordinary shares, par value S$0.25 per share (including ordinary shares represented by American Depositary Shares) of the Company, that will be registered under the Act, as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"). Capitalized terms used herein that are not separately defined shall have the meanings ascribed to such terms in the Prospectus.

     In such capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary as a basis for the opinions hereinafter expressed, including, without limitation, the Registration Statement. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Our opinions expressed below are limited to the laws of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

     Based on the foregoing, we are of the opinion that the discussion in the Prospectus forming a part of the Registration Statement under the caption "Taxation- United States Federal Income Taxation" sets forth, subject to the limitations described therein, the material U.S. federal income tax considerations for U.S. Holders (as defined therein) relating to the acquisition, ownership and disposition of ordinary shares or American Depositary Shares pursuant to the Registration Statement. This opinion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations thereunder, and administrative and judicial interpretations thereof (all as currently in effect and all of which are subject to change, possibly with retroactive effect).

     We hereby consent to the reproduction of this opinion as an exhibit to the Registration Statement, and the use of our firm name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                                       Very truly yours,


                                                       /s/ SHEARMAN & STERLING
                                                       ------------------------
                                                       Shearman & Sterling